Exhibit 10.2

CALANDO PHARMACEUTICALS INC.

FINANCING TERMINATION AGREEMENT

THIS FINANCING TERMINATION AGREEMENT (this “Agreement”) is entered into as of April 17, 2008, by and among Calando Pharmaceuticals Inc., a Delaware corporation (the “Company”) Arrowhead Research Corporation (the “Investor”) and each of the entities and individuals listed on the signature pages hereto under the heading “Stockholders” (collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, the Company and the Investor are parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of March 31, 2006 (the “Rights Agreement”), which Rights Agreement was entered into in connection with the sale and issuance of the Company’s Series A Preferred Stock (the “Company’s Series A Financing”) in which the Investor became (and currently is) the sole holder of record of all of the Company’s outstanding Series A Preferred Stock;

WHEREAS, the Company, the Investor and the Stockholders each are parties to that certain Amended and Restated Voting Agreement, dated as of March 31, 2006 (the “Voting Agreement”), which Voting Agreement was entered into in connection with the Company’s Series A Financing;

WHEREAS, the Company, the Investor and the Stockholders each are parties to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 31, 2006 (the “Right of First Refusal and Co-Sale Agreement” and, together with the Rights Agreement and the Voting Agreement, the “Financing Agreements”), which Right of First Refusal and Co-Sale Agreement was entered into in connection with the Company’s Series A Financing;

WHEREAS, the Company is a party to that certain Agreement and Plan of Reorganization, dated as of December 17, 2007, by and between the Company and Insert Therapeutics, Inc. (the “Merger Agreement”) which contemplates, among other things, that the Financing Agreements be terminated, effective immediately prior to and as a condition precedent of the Closing and as set forth herein;

WHEREAS, pursuant to Section 6.8 of the Rights Agreement, such Rights Agreement may be amended or terminated with the written consent of the Company and the Investor;

WHEREAS, (i) pursuant to Section 4.6 of the Voting Agreement, such Voting Agreement may be amended or terminated with the written consent of the Company, the Investor and those Key Holders (as defined in the Voting Agreement) holding greater than fifty percent (50%) of the Shares (as defined in the Voting Agreement) then held by all Key Holders who are then providing services to the Company as officers, employees or consultants, and (ii) the undersigned Stockholders constitute Key Holders holding greater than fifty percent (50%) of the Shares currently held by all Key Holders who are currently providing services to the Company as officers, employees or consultants;

WHEREAS, (i) pursuant to Section 9(d) of the Right of First Refusal and Co-Sale Agreement, such Right of First Refusal and Co-Sale Agreement may be amended or terminated with the written consent of the Company, the Investor and each of the Founders (as defined in the Right of First Refusal and Co-Sale Agreement), and (ii) the undersigned Stockholders constitute each of the Founders; and

WHEREAS, each party hereto desires that each of the Rights Agreement, the Voting Agreement and the Right of First Refusal and Co-Sale Agreement be terminated in accordance with their respective terms, effective as of immediately prior to the Closing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

TERMINATION

1. Termination of the Rights Agreement. The Company and the Investor each agree that the Rights Agreement, pursuant to Section 6.8 thereof, is hereby terminated in its entirety effective as of immediately prior to the Closing such that, immediately prior to the Closing, the parties shall have no further rights or obligations under the Rights Agreement, and each party further waives any rights it may have under the terms of the Rights Agreement with respect to the transaction contemplated by the Merger Agreement.

2. Termination of the Voting Agreement. The parties hereto agree that the Voting Agreement, pursuant to Section 4.6 thereof, is hereby terminated in its entirety effective as of immediately prior to the Closing such that, immediately prior to the Closing, the parties shall have no further rights or obligations under the Voting Agreement, and each party further waives any rights it may have under the terms of the Voting Agreement with respect to the transaction contemplated by the Merger Agreement.

3. Termination of the Right of First Refusal and Co-Sale Agreement. The parties hereto agree that the Right of First Refusal and Co-Sale Agreement, pursuant to Section 9(d) thereof, is hereby terminated in its entirety effective as of immediately prior to the Closing such that, immediately prior to the Closing, the parties shall have no further rights or obligations under the Right of First Refusal and Co-Sale Agreement, and each party further waives any rights it may have under the terms of the Right of First Refusal and Co-Sale Agreement with respect to the transaction contemplated by the Merger Agreement.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions.

5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy of any jurisdiction where applicable but for such invalidity, illegality or unenforceability, such invalidity, illegality or unenforceability shall not invalidate all of the provisions of this Agreement but rather this Agreement shall be construed insofar as the law or public policy of such jurisdiction is concerned, as not containing the invalid term or provisions and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect to the fullest extent permissible under such law or public policy.

6. Execution in Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

COMPANY:

Calando Pharmaceuticals Inc.

By:	James Hamilton

James Hamilton, President

Address:	129 N. Hill Street, Suite 104
Pasadena, CA 91106

[SIGNATURE PAGE TO CALANDO PHARMACEUTICALS FINANCING TERMINATION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INVESTOR:

ARROWHEAD RESEARCH CORPORATION

By:	Christopher Anzalone

Christopher Anzalone, CEO & President

Address:	201 South Lake Avenue, Suite 703
Pasadena, CA 91101

[SIGNATURE PAGE TO CALANDO PHARMACEUTICALS FINANCING TERMINATION AGREEMENT]

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